Exhibit 99.1

October 22, 2025

Press Release

Source:                  Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS EARNINGS FOR THIRD QUARTER OF 2025

●	171 consecutive quarters of profitability
●	Solid loan growth of $34.4 million for the quarter, or 4.2% annualized
●	Commercial loan balances grew $30.1 million for the quarter, or 6.0% annualized
●	Net interest margin increased from 2.91% in the second quarter of 2025 to 3.00% in the third quarter of 2025
●	Restructured $28.5 million in securities expanding yield by approximately 220 basis points
●	Enhancing core platform through the strategic decision to transition to Jack Henry’s Silverlake in 2026

CANFIELD, Ohio (October 22, 2025) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $12.5 million, or $0.33 per diluted share, for the third quarter of 2025 compared to $8.5 million, or $0.23 per diluted share, for the third quarter of 2024. Net income for the third quarter of 2025 included pretax losses for the sale of investment securities and other assets totaling $1.0 million and a charge of $3.1 million for consulting services associated with the strategic decision to transition core platform vendors. The new core platform contract will save the Company approximately $2.0 million per year, or $0.04 in diluted earnings per share, once the conversion is complete in August of 2026. Excluding these items (non-GAAP), net income for the third quarter of 2025 was $15.7 million, or $0.42 per diluted share.

Kevin J. Helmick, President and CEO, stated: “Farmers continues to deliver strong financial results, demonstrating the value our diversified financial services provide to customers across our Ohio and Pennsylvania communities. Throughout 2025, we have taken deliberate actions to further strengthen our operating platform and enhance our financial model, ensuring the Company is well positioned to drive sustainable growth and profitability for many years to come.”

“Today, we also announced the merger of the Middlefield Banc Corp, which is expected to close in the first quarter of 2026. Upon completion, Farmers will have more than $7.4 billion in assets, serving customers across attractive markets in Northeast and Central Ohio and Western Pennsylvania. Middlefield is a high-quality franchise with complementary markets and a strong community banking culture, and we believe the combination offers significant upside for our shareholders. I look forward to updating our investors as we focus on the successful completion and integration of this merger in the coming quarters,” concluded Mr. Helmick.

Balance Sheet

Total assets increased to $5.24 billion in the third quarter of 2025 from $5.18 billion at June 30, 2025 and $5.12 billion at December 31, 2024. Loans increased to $3.34 billion at September 30, 2025 from $3.30 billion at June 30, 2025 and $3.27 billion at December 31, 2024. The increase from the prior quarter was primarily due to strong growth in the commercial area with an increase in balances of $30.1 million, or 6.0% annualized growth.

Securities available for sale totaled $1.30 billion at September 30, 2025 compared to $1.27 billion as of June 30, 2025, and $1.27 billion at December 31, 2024. The mark to market adjustment improved by $27.4 million between June 30 and September 30 as interest rates declined. The Company anticipates continued rate volatility in the bond market in 2025, which will continue to affect the value of the portfolio.

Total deposits increased slightly between June 30, 2025 and September 30, 2025 but are up $133.7 million since December 31, 2024. During the third quarter of 2025, the Company paid off its brokered CDs totaling $75.0 million, while public funds increased $65.7 million primarily due to seasonality. Excluding public funds and brokered CDs, the Company has experienced excellent deposit growth with an increase of $108.3 million, or 4.2% annualized growth, since December 31, 2024.

Total stockholders’ equity increased to $465.9 million at September 30, 2025, compared to $437.7 million at June 30, 2025, and $406.0 million at December 31, 2024. The increase was primarily due to an improvement in accumulated other comprehensive income along with increased retained earnings.

Credit Quality

Non-performing loans increased to $35.3 million at September 30, 2025 from $27.8 million at June 30, 2025, and $22.8 million at December 31, 2024. A single loan relationship totaling $7.3 million moved into nonaccrual this quarter. The loan is secured by an apartment building in Troy, Michigan. The Company is working to have resolution on this relationship by December 31, 2025. Nonperforming loans to total loans were 1.06% at September 30, 2025, 0.84% at June 30, 2025, and 0.70% at December 31, 2024. The Company’s loans which were 30-89 days delinquent were $16.1 million at September 30, 2025, or 0.48% of total loans, compared to $17.7 million at June 30, 2025, and $13.0 million at December 31, 2024.

The provision for credit losses and unfunded commitments totaled $1.4 million for the third quarter of 2025 compared to $7.0 million for the third quarter of 2024. The provision in the third quarter of 2024 was impacted by a single commercial office loan that resulted in a charge-off of $4.4 million and the establishment of a specific reserve on the credit in the amount of $1.2 million. Annualized net charge-offs as a percentage of average loans were 0.07% for the third quarter of 2025, compared to 0.07% for the second quarter of 2025 and 0.58% for the third quarter of 2024. The allowance for credit losses to total loans was 1.18% at September 30, 2025, 1.17% at June 30, 2025, and 1.10% at December 31, 2024.

Net Interest Income

The Company reported net interest income of $36.3 million for the third quarter of 2025, compared to $31.9 million in the third quarter of 2024. Average interest earning assets increased to $4.92 billion in the third quarter of 2025 compared to $4.89 billion in the third quarter of 2024. The increase was primarily driven by an increase in average loan balances of $69.9 million. The net interest margin improved to 3.00% in the third quarter of 2025 compared to 2.91% in the second quarter of 2025 and 2.66% in the third quarter of 2024. The year-over-year increase in net interest margin was due to higher yields on earning assets and lower funding costs on interest bearing liabilities. The Federal Reserve rate cuts in the back half of 2024 have benefitted funding costs, while the lag effects of assets repricing continued to drive earning asset yields higher. The yield on interest earning assets increased from 4.79% in the third quarter of 2024 to 4.88% in the third quarter of 2025, while the cost of interest-bearing liabilities declined from 2.84% in the third quarter of 2024 to 2.51% in the third quarter of 2025. With the Federal Reserve beginning another round of rate cuts, the Company expects its net interest margin will continue to expand into 2026 as the Company remains liability sensitive and will benefit greatly from falling interest rates. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.86% in the third quarter of 2025, 2.77% in the second quarter of 2025, and 2.48% in the third quarter of 2024.

Noninterest Income

Noninterest income declined to $11.4 million in the third quarter of 2025 from $12.3 million in the third quarter of 2024. The decline was primarily due to larger losses on the sale of securities in the third quarter of 2025 along with lower SBIC income in 2025. Service charge income on deposit accounts declined $118,000 to $1.9 million in the third quarter of 2025 compared to $2.0 million for the third quarter of 2024 as overdraft fees continue to lag levels seen in 2024. Bank owned life insurance (BOLI) income increased $164,000 during the third quarter of 2025 to $852,000 compared to $688,000 in the third quarter of 2024. The Company purchased an additional $15.0 million in policies during the first quarter of 2025 and policy crediting rates have increased over the last twelve months. Trust fees increased to $2.7 million in the third quarter of 2025 from $2.5 million in the third quarter of 2024. The Company continues to grow this line of business through deeper penetration in its acquired markets. Losses on the sale of available for sale securities were $927,000 in the third quarter of 2025 compared to a loss of $403,000 in the third quarter of 2024.

The Company restructured $28.5 million of securities in the third quarter of 2025 and reinvested the proceeds into securities yielding approximately 220 basis points more than the securities sold. Retirement plan consulting fees increased from $677,000 in the third quarter of 2024 to $1.1 million in the third quarter of 2025 primarily due to the acquisition of Crest Retirement Advisors LLC in late December of 2024. Investment commissions grew to $658,000 in the third quarter of 2025 from $476,000 in the third quarter of 2024. This business unit continues to grow as the Company has added additional financial advisors over the last 12 months. Other noninterest income was $954,000 in the third quarter of 2025 compared to $2.6 million in the third quarter of 2024. SBIC income was $1.1 million in the third quarter of 2024 compared to $258,000 in the third quarter of 2025. In addition, the Company recorded $565,000 in the third quarter of 2024 for recoveries on loans that were charged off prior to acquisition while the Company did not receive any recovery income in 2025. The Company also realized gains on the sale of assets of $404,000 in the third quarter of 2024 compared to losses on the sale of assets of $102,000 in the third quarter of 2025.

Noninterest Expense

Noninterest expense increased to $31.7 million in the third quarter of 2025 from $27.2 million in the third quarter of 2024. Salaries and employee benefits increased by $1.1 million to $16.0 million in the third quarter of 2025, from $14.9 million in the third quarter of 2024. The increase was primarily driven by annual raises, the acquisition of Crest Retirement in the fourth quarter of 2024 and higher commission expense from increased revenue in the fee-based businesses. Occupancy and equipment expense increased to $4.4 million in the third quarter of 2025 from $4.0 million in the third quarter of 2024 due to increased maintenance costs in 2025. FDIC and state and local taxes improved by $268,000 to $1.2 million in the third quarter of 2025 compared to $1.5 million in the third quarter of 2024. The Company incurred $3.1 million in expense in the third quarter of 2025 related to consulting services associated with the strategic decision to transition core platform vendors. Core processing expense increased to $1.4 million for the quarter ended September 30, 2025, from $1.2 million for the quarter ended September 30, 2024. The increase was due to annual increases and timing differences

Liquidity

The Company had access to an additional $618.1 million in FHLB borrowing capacity at September 30, 2025, along with $353.2 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 75.9% at September 30, 2025 while the Company’s average deposit balance per account (excluding collateralized deposits) was $26,235 for the same period.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2025 are $4.6 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2025	2025	2025	2024	2024	2025	2024	Change
Total interest income	$59,366	$57,702	$57,305	$57,909	$57,923	$174,374	$169,823	2.7%
Total interest expense	23,059	22,781	23,110	25,170	26,047	68,949	74,194	-7.1%
Net interest income	36,307	34,921	34,195	32,739	31,876	105,425	95,629	10.2%
Provision (credit) for credit losses	1,419	3,548	(204)	295	7,008	4,763	7,671	-37.9%
Noninterest income	11,430	12,122	10,481	11,413	12,340	34,032	30,302	12.3%
System conversion / Acquisition related costs	3,123	0	0	92	0	3,123	0	0.0%
Other expense	28,556	27,175	28,526	26,082	27,075	84,258	80,517	4.6%
Income before income taxes	14,639	16,320	16,354	17,683	10,133	47,313	37,743	25.4%
Income taxes	2,178	2,410	2,776	3,292	1,598	7,364	6,185	19.1%
Net income	$12,461	$13,910	$13,578	$14,391	$8,535	$39,949	$31,558	26.6%

Average diluted shares outstanding	37,677	37,622	37,626	37,616	37,567	37,626	37,495
Basic earnings per share	0.33	0.37	0.36	0.38	0.23	1.07	0.85
Diluted earnings per share	0.33	0.37	0.36	0.38	0.23	1.06	0.84
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.51	0.51
Performance Ratios
Net Interest Margin (Annualized)	3.00%	2.91%	2.85%	2.72%	2.66%	2.92%	2.69%
Efficiency Ratio (Tax equivalent basis)	62.66%	56.66%	59.60%	56.42%	58.47%	59.68%	60.24%
Efficiency Ratio (Tax equivalent basis) excluding core conversion, acquisition costs and other extraordinary items (b)	56.43%	55.66%	59.57%	56.10%	59.05%	57.20%	60.26%
Return on Average Assets (Annualized)	0.96%	1.08%	1.06%	1.12%	0.66%	1.04%	0.83%
Return on Average Equity (Annualized)	11.26%	13.08%	13.12%	13.43%	8.18%	12.46%	10.51%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.00%	1.13%	1.10%	1.16%	0.69%	1.07%	0.86%
Return on Average Tangible Equity	19.46%	23.37%	24.02%	23.95%	14.94%	22.18%	19.95%

Consolidated Statements of Financial Condition
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2025	2025	2025	2024	2024
Assets
Cash and cash equivalents	$92,345	$90,740	$113,256	$85,738	$189,136
Debt securities available for sale	1,301,766	1,274,899	1,281,413	1,266,553	1,293,350
Other investments	44,245	42,410	40,334	45,405	33,617

Loans held for sale	4,975	2,174	2,973	5,005	2,852
Loans	3,337,780	3,303,359	3,251,391	3,268,346	3,280,517
Less allowance for credit losses	39,528	38,563	35,549	35,863	36,186
Net Loans	3,298,252	3,264,796	3,215,842	3,232,483	3,244,331

Other assets	493,992	503,409	503,222	483,740	473,217
Total Assets	$5,235,575	$5,178,428	$5,157,040	$5,118,924	$5,236,503

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$994,604	$995,865	$979,142	$965,507	$969,682
Interest-bearing	3,405,911	3,325,564	3,342,182	3,226,321	3,317,223
Brokered time deposits	0	74,988	159,964	74,951	74,932
Total deposits	4,400,515	4,396,417	4,481,288	4,266,779	4,361,837
Other interest-bearing liabilities	321,581	289,428	188,275	391,150	371,038
Other liabilities	47,530	54,835	58,343	54,967	63,950
Total liabilities	4,769,626	4,740,680	4,727,906	4,712,896	4,796,825
Stockholders' Equity	465,949	437,748	429,134	406,028	439,678
Total Liabilities
and Stockholders' Equity	$5,235,575	$5,178,428	$5,157,040	$5,118,924	$5,236,503

Period-end shares outstanding	37,647	37,642	37,615	37,586	37,574
Book value per share	$12.38	$11.63	$11.41	$10.80	$11.70
Tangible book value per share (Non-GAAP)*	7.44	6.67	6.42	5.80	6.69

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Capital and Liquidity	2025	2025	2025	2024	2024	2025	2024
Common Equity Tier 1 Capital Ratio (a)	11.74%	11.56%	11.44%	11.14%	10.91%
Total Risk Based Capital Ratio (a)	15.23%	15.04%	14.87%	14.55%	14.34%
Tier 1 Risk Based Capital Ratio (a)	12.22%	12.05%	11.92%	11.62%	11.39%
Tier 1 Leverage Ratio (a)	8.75%	8.67%	8.52%	8.36%	8.20%
Equity to Asset Ratio	8.90%	8.45%	8.32%	7.93%	8.40%
Tangible Common Equity Ratio (b)	5.54%	5.03%	4.86%	4.42%	4.98%
Net Loans to Assets	63.00%	63.05%	62.36%	63.15%	61.96%
Loans to Deposits	75.85%	75.14%	72.55%	76.60%	75.21%
Asset Quality
Non-performing loans	$35,344	$27,819	$20,724	$22,818	$19,076
Non-performing assets	35,519	28,052	20,902	22,903	19,137
Loans 30 - 89 days delinquent	16,083	17,727	11,192	13,032	15,562
Charged-off loans	869	748	698	928	5,116	2,315	7,059
Recoveries	333	176	362	293	504	871	873
Net Charge-offs	536	572	336	635	4,612	1,444	6,186
Annualized Net Charge-offs to Average Net Loans	0.07%	0.07%	0.04%	0.08%	0.58%	0.06%	0.26%
Allowance for Credit Losses to Total Loans	1.18%	1.17%	1.09%	1.10%	1.10%
Non-performing Loans to Total Loans	1.06%	0.84%	0.64%	0.70%	0.58%
Loans 30 - 89 Days Delinquent to Total Loans	0.48%	0.54%	0.34%	0.40%	0.47%
Allowance to Non-performing Loans	111.84%	138.62%	171.54%	157.17%	189.69%
Non-performing Assets to Total Assets	0.68%	0.54%	0.41%	0.45%	0.37%

(a) September 30, 2025 ratio is estimated
(b) This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2025	2025	2025	2024	2024
Commercial real estate	$1,428,583	$1,385,162	$1,370,661	$1,382,714	$1,372,374
Commercial	351,213	363,009	336,600	349,966	358,247
Residential real estate	850,112	849,443	846,639	845,081	852,444
HELOC	176,609	171,312	161,991	158,014	155,967
Consumer	251,557	253,363	257,310	259,954	269,231
Agricultural loans	269,025	270,599	267,737	262,392	261,773
Total, excluding net deferred loan costs	$3,327,099	$3,292,888	$3,240,938	$3,258,121	$3,270,036

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Customer Deposit Balances	2025	2025	2025	2024	2024
Noninterest-bearing demand	$994,604	$995,866	$979,142	$965,507	$969,682
Interest-bearing demand	1,443,422	1,388,596	1,468,424	1,366,255	1,453,288
Money market	761,788	748,770	718,083	682,558	676,664
Savings	410,165	416,795	416,162	414,796	418,771
Certificate of deposit	790,536	771,403	739,512	762,712	768,500
Total customer deposits	$4,400,515	$4,321,430	$4,321,323	$4,191,828	$4,286,905

Memo: Public funds included in above numbers	$867,253	$801,561	$873,200	$766,853	$879,618

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Income	2025	2025	2025	2024	2024	2025	2024
Service charges on deposit accounts	$1,874	$1,749	$1,758	$1,890	$1,992	$5,381	$5,421
Bank owned life insurance income, including death benefits	852	832	810	613	688	2,494	2,046
Trust fees	2,745	2,596	2,641	2,700	2,544	7,982	7,398
Insurance agency commissions	1,395	1,828	1,741	1,273	1,416	4,964	4,199
Security gains (losses), including fair value changes for equity securities	(927)	36	(1,313)	10	(403)	(2,205)	(2,647)
Retirement plan consulting fees	1,060	783	798	719	677	2,641	1,918
Investment commissions	658	721	529	621	476	1,908	1,386
Net gains on sale of loans	559	329	326	282	506	1,214	1,219
Other mortgage banking fee income (loss), net	192	27	147	285	(168)	366	150
Debit card and EFT fees	2,068	2,017	1,866	2,164	1,993	5,951	5,320
Other noninterest income	954	1,204	1,178	856	2,619	3,336	3,892
Total Noninterest Income	$11,430	$12,122	$10,481	$11,413	$12,340	$34,032	$30,302

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Expense	2025	2025	2025	2024	2024	2025	2024
Salaries and employee benefits	$15,992	$14,722	$16,166	$14,424	$14,874	$46,880	$44,501
Occupancy and equipment	4,370	4,119	4,138	4,075	3,968	12,627	11,512
FDIC insurance and state and local taxes	1,212	1,262	1,262	1,019	1,480	3,736	4,010
Professional fees	990	1,026	1,196	785	1,084	3,213	3,532
System conversion / Merger related costs	3,123	0	0	92	0	3,123	0
Advertising	466	454	456	192	435	1,376	1,312
Intangible amortization	718	735	735	914	629	2,188	1,947
Core processing charges	1,412	1,401	1,397	1,202	1,186	4,210	3,420
Other noninterest expenses	3,396	3,456	3,176	3,471	3,419	10,028	10,283
Total Noninterest Expense	$31,679	$27,175	$28,526	$26,174	$27,075	$87,381	$80,517

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,311,535	$48,713	5.88%	$3,241,603	$47,060	5.81%
Taxable securities	1,134,806	7,466	2.63	1,104,264	6,761	2.45
Tax-exempt securities (2)	363,171	2,895	3.19	379,551	2,992	3.15
Other investments	40,940	459	4.48	34,873	346	3.97
Federal funds sold and other	71,823	466	2.60	130,053	1,371	4.22
Total earning assets	4,922,275	59,999	4.88	4,890,344	58,530	4.79
Nonearning assets	256,723			243,718
Total assets	$5,178,998			$5,134,062
INTEREST-BEARING LIABILITIES
Time deposits	$782,861	$6,825	3.49%	$753,163	$7,584	4.03%
Brokered time deposits	48,094	527	4.38	26,062	286	4.39
Savings deposits	1,177,080	4,566	1.55	1,103,269	4,372	1.59
Demand deposits - interest bearing	1,431,878	8,454	2.36	1,411,520	9,305	2.64
Total interest-bearing deposits	3,439,913	20,372	2.37	3,294,014	21,547	2.62

Short term borrowings	150,022	1,681	4.48	289,652	3,477	4.80
Long term borrowings	86,506	1,006	4.65	87,368	1,023	4.68
Total borrowed funds	236,528	2,687	4.54	377,020	4,500	4.77

Total interest-bearing liabilities	3,676,441	23,059	2.51	3,671,034	26,047	2.84

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	1,007,534			983,274
Other liabilities	52,467			62,427
Stockholders' equity	442,556			417,327
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$5,178,998			$5,134,062
Net interest income and interest rate spread		$36,940	2.37%		$32,483	1.95%
Net interest margin			3.00%			2.66%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2025, adjustments of $110,000 and $523,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2024, adjustments of $71,000 and $536,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2025			September 30, 2024
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,282,794	$142,683	5.80%	$3,212,799	$138,746	5.76%
Taxable securities	1,137,393	21,946	2.57	1,108,055	19,988	2.41
Tax-exempt securities (2)	368,209	8,785	3.18	389,094	9,174	3.14
Other investments	41,760	1,462	4.67	34,243	1,030	4.01
Federal funds sold and other	70,407	1,405	2.66	93,601	2,740	3.90
Total earning assets	4,900,563	176,281	4.80	4,837,792	171,678	4.73
Nonearning assets	243,133			229,966
Total assets	$5,143,696			$5,067,758
INTEREST-BEARING LIABILITIES
Time deposits	$751,144	$20,041	3.56%	$741,450	$21,865	3.93%
Brokered time deposits	95,634	3,112	4.34	8,751	286	4.36
Savings deposits	1,146,098	12,861	1.50	1,096,788	12,087	1.47
Demand deposits - interest bearing	1,421,764	24,314	2.28	1,386,390	25,857	2.49
Total interest-bearing deposits	3,414,640	60,328	2.36	3,233,379	60,095	2.48

Short term borrowings	168,480	5,634	4.46	304,607	11,000	4.81
Long term borrowings	86,358	2,987	4.61	88,304	3,098	4.68
Total borrowed funds	254,838	8,621	4.51	392,911	14,098	4.78

Total interest-bearing liabilities	3,669,478	68,949	2.51	3,626,290	74,193	2.73

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	$992,824			983,576
Other liabilities	54,014			57,577
Stockholders' equity	427,380			400,315
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$5,143,696			$5,067,758
Net interest income and interest rate spread		$107,332	2.29%		$97,485	2.00%
Net interest margin			2.92%			2.69%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2025, adjustments of $322,000 and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2024, adjustments of $228,000 and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2025	2024	2024	2025	2024
Total Assets	$5,235,575	$5,178,428	$5,157,040	$5,118,924	$5,236,503	$5,235,575	$5,236,503
Less Goodwill and other intangibles	186,013	186,731	187,466	188,200	188,340	186,013	188,340
Tangible Assets	$5,049,562	$4,991,697	$4,969,574	$4,930,724	$5,048,163	$5,049,562	$5,048,163
Average Assets	5,178,998	5,132,661	5,118,767	5,159,901	5,134,062	5,143,696	5,067,758
Less average Goodwill and other intangibles	186,479	187,209	187,947	188,256	188,755	187,207	189,391
Average Tangible Assets	$4,992,519	$4,945,452	$4,930,820	$4,971,645	$4,945,307	$4,956,489	$4,878,367

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2025	2024	2024	2025	2024
Stockholders' Equity	$465,949	$437,748	$429,134	$406,028	$439,678	$465,949	$439,678
Less Goodwill and other intangibles	186,013	186,731	187,466	188,200	188,340	186,013	188,340
Tangible Common Equity	$279,936	$251,017	$241,668	$217,828	$251,338	$279,936	$251,338
Average Stockholders' Equity	442,556	425,249	414,021	428,646	417,327	427,380	400,315
Less average Goodwill and other intangibles	186,479	187,209	187,947	188,256	188,755	187,207	189,391
Average Tangible Common Equity	$256,077	$238,040	$226,074	$240,390	$228,572	$240,173	$210,924

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2025	2024	2024	2025	2024
Net income	$12,461	$13,910	$13,578	$14,391	$8,535	$39,949	$31,558
System conversion / Acquisition related costs - after tax	2,467	0	0	82	0	2,467	0
Net loss (gain) on asset/security sales - after tax	760	(137)	1,056	70	(32)	1,680	2,050
Net income - Adjusted	$15,688	$13,773	$14,634	$14,543	$8,503	$44,097	$33,608
Diluted EPS excluding merger and certain items	$0.42	$0.37	$0.39	$0.39	$0.23	$1.17	$0.90
Return on Average Assets excluding system conversion, merger and certain items (Annualized)	1.21%	1.07%	1.14%	1.13%	0.66%	1.14%	0.88%
Return on Average Equity excluding system conversion, merger and certain items (Annualized)	14.18%	12.96%	14.14%	13.57%	8.15%	13.76%	11.19%
Return on Average Tangible Equity excluding system conversion, merger costs and certain items (Annualized)	24.51%	23.14%	25.89%	24.20%	14.88%	24.48%	21.24%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2025	2024	2024	2025	2024
Net interest income, tax equated	$36,940	$35,554	$34,837	$33,364	$32,483	$107,332	$97,485
Noninterest income	11,430	12,122	10,481	11,413	12,340	34,032	30,302
Net loss (gain) on asset/security sales	962	(173)	1,337	89	(41)	2,127	2,594
Net interest income and noninterest income adjusted	49,332	47,503	46,655	44,866	44,782	143,491	130,381
Noninterest expense less intangible amortization	30,961	26,440	27,791	25,260	26,446	85,193	78,570
System conversion / Acquisition related costs	3,123	0	0	92	0	3,123	0
Noninterest expense adjusted	27,838	26,440	27,791	25,168	26,446	82,070	78,570
Efficiency ratio excluding certain items	56.43%	55.66%	59.57%	56.10%	59.05%	57.20%	60.26%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2025	2025	2025	2024	2024	2025	2024
Net interest income, tax equated	$ 36,940	$ 35,554	$ 34,837	$ 33,364	$ 32,483	$ 107,332	$ 97,485
Acquisition marks	1,677	1,731	2,151	1,953	2,123	5,559	6,884
PPP interest and fees	0	0	0	0	1	0	2
Adjusted and annualized net interest income	141,052	135,292	130,744	125,644	121,436	135,697	120,799
Average earning assets	4,922,275	4,886,771	4,892,311	4,912,702	4,890,344	4,900,563	4,837,792
Less PPP average balances	89	95	105	112	118	98	167
Adjusted average earning assets	4,922,186	4,886,676	4,892,206	4,912,590	4,890,226	4,900,465	4,837,625
Net interest margin excluding marks and PPP interest and fees	2.87%	2.77%	2.67%	2.56%	2.48%	2.77%	2.50%